EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan and Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan of our report dated March 29, 2021, with respect to the consolidated financial statements of Millendo Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
April 13, 2021